      As filed with the Securities and Exchange Commission on May 9, 1996

                                                           Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   ----------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                   ----------

                             THE GORMAN-RUPP COMPANY
             (Exact name of registrant as specified in its charter)

              OHIO                                     34-0253990
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                    305 Bowman Street, Mansfield, Ohio 44903
          (Address of principal executive offices, including zip code)

                                   ----------

        THE GORMAN-RUPP COMPANY INDIVIDUAL PROFIT SHARING RETIREMENT PLAN
                            (Full Title of the Plan)

                                   ----------

                    Robert E. Kirkendall, Corporate Secretary
                             The Gorman-Rupp Company
                     305 Bowman Street, Mansfield Ohio 44903
                     (Name and address of agent for service)

                                   ----------

                                 (419) 755-1011
          (Telephone number, including area code, of agent for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                        Proposed maxi-           Proposed maxi-
Title of securities            Amount to be             mum offering             mum aggregate          Amount of
to be registered               registered (1)           price per share          offering price         registration fee

- ------------------------------------------------------------------------------------------------------------------------


Common Shares,
without par value*               125,000                $14.00(2)                $1,750,000(2)           $603.45


- ------------------------------------------------------------------------------------------------------------------------

(1) In accordance with Rule 416(a), the number of Common Shares being registered hereunder may be increased from time to time to that number of Common Shares resulting from a stock split, stock dividend or similar transaction applicable to the currently registered number of Common Shares. In addition, pursuant to Rule 416(c), this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) The registration fee has been calculated, and the offering price estimated, in accordance with Rule 457(c) upon the basis of the average of the high and low sales prices of Common Shares as reported on the American Stock Exchange on May 6, 1996, which was $14.00 per Common Share.


* It is not presently anticipated that either treasury shares or original issue shares of the Company will be issued under The Gorman-Rupp Company Individual Profit Sharing Retirement Plan, and therefore no such shares are hereby registered. This number of shares represents the estimated maximum number of presently outstanding Common Shares that could be purchased under the Plan with the employee and Company contributions based upon the closing price of Common Shares of $13.875 on the American Stock Exchange on May 6, 1996.

========================================================================================================================

     This Registration Statement shall become effective upon filing pursuant to Rule 462.


                     The Exhibit Index is located at Page 9.

                                     Part II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents previously or concurrently filed by The Gorman-Rupp Company (the "Company") with the Securities and Exchange Commission are incorporated herein by reference: the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995; the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996; the Annual Report of the Plan on Form 11-K for the fiscal year ended December 31, 1994; and the description of the Company's Common Shares contained in the registration statement filed under
Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating that description.

     All documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.


Item 6.  Indemnification of Directors and Officers

     Under certain conditions, Section 1701.13(E) of the Ohio Revised Code authorizes the indemnification of directors and officers of an Ohio corporation in defense of any civil, criminal, administrative or investigative proceeding.

     Article IV of the Company's Regulations (incorporated by reference herein from Exhibits (3)(4) of the Company's Annual Report on Form 10-K for the year ended December 31, 1994), which provides for indemnification in terms generally consistent with the statutory authority, is incorporated herein by reference.

     The Company has entered into an Indemnification Agreement (the "Agreement") with each present Director and such officers of the Company and its subsidiaries as have been designated by the Board of Directors. The effect of the Agreement is to provide for mandatory indemnification of an officer or Director of the Company, or of an individual who serves at the request of the Company as an officer, director, trustee, employee or agent of another corporation or entity, if the individual meets certain standards of conduct required by the Agreement. The Agreement provides indemnification to an individual who was or is a party to any threatened, pending or completed action, suit or proceeding, including any action, suit or proceeding threatened or instituted by or in the right of the Company. The Agreement also contemplates indemnification in connection with administrative and investigative proceedings as well as criminal and civil actions, suits or proceedings.

     The Company also maintains insurance covering certain liability of the Directors and officers of the Company and its subsidiaries.

                                                                             4
Item 8.  Exhibits

     4(a) The Company's Amended Articles of Incorporation, as amended
          (incorporated herein by this reference from Exhibits (3)(4) of the Company's Annual Report on Form 10-K for the year ended December 31,
          1994)

     4(b) The Company's Regulations (incorporated herein by this reference from Exhibits (3)(4) of the Company's Annual Report on Form 10-K for the year ended December 31, 1994)

     4(c) The Gorman-Rupp Company Individual Profit Sharing Retirement Plan (as
          Amended and Restated as of January 1, 1987)

     4(d) Amendment No. 1 to The Gorman-Rupp Company Individual Profit Sharing
          Retirement Plan

     4(e) Amendment No. 2 to The Gorman-Rupp Company Individual Profit Sharing
          Retirement Plan

     4(f) Amendment No. 3 to The Gorman-Rupp Company Individual Profit Sharing
          Retirement Plan

     4(g) Amendment No. 4 to The Gorman-Rupp Company Individual Profit Sharing
          Retirement Plan

     4(h) Amendment No. 5 to The Gorman-Rupp Company Individual Profit Sharing
          Retirement Plan

     4(i) Amendment No. 6 to The Gorman-Rupp Company Individual Profit Sharing
          Retirement Plan

     4(j) Amendment No. 7 to The Gorman-Rupp Company Individual Profit Sharing
          Retirement Plan

     23   Consent of Ernst & Young LLP

     24(a) Certified Resolutions of the Company's Board of Directors

     24(b) Power of Attorney of the Company

     24(c) Power of Attorney of Directors and Officers

     The undersigned Registrant has submitted and will submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

                                                                             5
Item 9.  Undertakings

     A. The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs
(A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     H. The undersigned Registrant hereby undertakes that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                                                             6
                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mansfield, State of Ohio, on this 7th day of May, 1996.


                                             THE GORMAN-RUPP COMPANY


                                         By: *ROBERT E. KIRKENDALL
                                             ------------------------
                                             Robert E. Kirkendall,
                                             Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

    Signature                                  Title                                    Date
    ---------                                  -----                                    ----

  *JAMES C. GORMAN                       Chairman, Principal                         May 7, 1996
- -----------------------------            Executive Officer
  James C. Gorman                        and Director


  *KENNETH E. DUDLEY                     Treasurer and Principal                     May 7, 1996
- -----------------------------            Financial and
  Kenneth E. Dudley                      Accounting Officer


  *WILLIAM A. CALHOUN                    Director                                    May 7, 1996
- -----------------------------
  William A. Calhoun

  *PETER B. LAKE                         Director                                    May 7, 1996
- -----------------------------
  Peter B. Lake

  *BURTON PRESTON                        Director                                    May 7, 1996
- -----------------------------
  Burton Preston

  *JOHN A. WALTER                        Director                                    May 7, 1996
- -----------------------------
  John A. Walter

  *JEFFREY S. GORMAN                     Director                                    May 7, 1996
- -----------------------------
  Jeffrey S. Gorman

  *JAMES R. WATSON                       Director                                    May 7, 1996
- -----------------------------
  James R. Watson

  *THOMAS E. HOAGLIN                     Director                                    May 7, 1996
- -----------------------------
  Thomas E. Hoaglin


     *The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to Powers of Attorney executed by the Registrant and by the above-named officers and Directors of the Registrant and filed with the Securities and Exchange Commission on behalf of such Registrant, officers and Directors.


May 7, 1996


                           By: /s/ROBERT E. KIRKENDALL
                              -----------------------------
                              Robert E. Kirkendall,
                                Attorney-in-Fact

The Plan

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mansfield, State of Ohio on May 7, 1996.


                                    THE GORMAN-RUPP COMPANY INDIVIDUAL
                                    PROFIT SHARING RETIREMENT PLAN


                                                By: The Gorman-Rupp Company,
                                                    as Plan Administrator


                                                By: /s/JEFFREY S. GORMAN
                                                ----------------------------
                                                    Jeffrey S. Gorman,
                                                     Committee Member


                                                By: /s/KENNETH E. DUDLEY
                                                ----------------------------
                                                    Kenneth E. Dudley,
                                                     Committee Member


                                                By: /s/K. JACK BARGAHISER
                                                ----------------------------
                                                    K. Jack Bargahiser,
                                                     Committee Member



                                  EXHIBIT INDEX


Exhibit                           Exhibit                                                        Page
Number                            Description                                                    Number


4(a)                  The Company's Amended Articles of Incorporation,
                      as amended (incorporated herein by this reference
                      from Exhibits (3)(4) of the Company's Annual Report
                      on Form 10-K for the year ended December 31, 1994)                           N/A

4(b)                  The Company's Regulations (incorporated herein by this
                      reference from Exhibits (3)(4) of the Company's Annual
                      Report on Form 10-K for the year ended
                      December 31, 1994)                                                           N/A

4(c)                  The Gorman-Rupp Company Individual Profit Sharing
                      Retirement Plan (as Amended and Restated as of
                      January 1, 1987)                                                             11

4(d)                  Amendment No. 1 to The Gorman-Rupp Company
                      Individual Profit Sharing Retirement Plan                                    98

4(e)                  Amendment No. 2 to The Gorman-Rupp Company
                      Individual Profit Sharing Retirement Plan                                   100

4(f)                  Amendment No. 3 to The Gorman-Rupp Company
                      Individual Profit Sharing Retirement Plan                                   115

4(g)                  Amendment No. 4 to The Gorman-Rupp Company
                      Individual Profit Sharing Retirement Plan                                   118

4(h)                  Amendment No. 5 to The Gorman-Rupp Company
                      Individual Profit Sharing Retirement Plan                                   125

4(i)                  Amendment No. 6 to The Gorman-Rupp Company
                      Individual Profit Sharing Retirement Plan                                   128

4(j)                  Amendment No. 7 to The Gorman-Rupp Company
                      Individual Profit Sharing Retirement Plan                                   134

23                    Consent of Ernst & Young LLP                                                135


Exhibit                           Exhibit                                                        Page
Number                            Description                                                    Number

24(a)                 Certified Resolutions of the Company's Board
                      of Directors                                                                 136

24(b)                 Power of Attorney of the Company                                             139

24(c)                 Power of Attorney of Directors and Officers                                  141
